UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2011

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0553

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2011, U.S. Auto Parts Network, Inc. (the “Company”) and Silicon Valley Bank (the “Bank”) entered into an Amendment No. 1 to Loan and Security Agreement and Limited Waiver (the “Amendment”) pursuant to which the Company and the Bank amended that certain Loan and Security Agreement dated August 13, 2010 (the “Agreement”) previously filed by the Company with the Securities and Exchange Commission on a Current Report on Form 8-K on August 18, 2010.

The Amendment waived the Company’s failure to comply with the Agreement’s consolidated fixed charge coverage ratio covenant for the two quarters ended December 31, 2010. The Amendment additionally: (i) amended and restated certain administrative deliverables, (ii) amended the definition of “Consolidated EBITDA” to provide for the add-back of integration capital expenditures of up to $5 million in the aggregate related to the acquisition of the Whitney Automotive Group during the quarter ended December 31, 2010 and the following three quarters (the “Add Back”), and (iii) amended the Company’s liquidity covenant to require that the Company’s cash and cash equivalents equal $7.5 million plus any Add Back expenditures.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.70	Amendment No. 1 to Loan and Security Agreement and Limited Waiver, dated February 28, 2011, by and among Silicon Valley Bank and USAPN, ASAP, Go Fido Inc., Parts Bin, Lobo, Whitney, Value, Private Label, Pacific, AutoMD, and Local Body Shops

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2011	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ THEODORE R. SANDERS
Theodore R. Sanders
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.70	Amendment No. 1 to Loan and Security Agreement and Limited Waiver, dated February 28, 2011, by and among Silicon Valley Bank and USAPN, ASAP, Go Fido Inc., Parts Bin, Lobo, Whitney, Value, Private Label, Pacific, AutoMD, and Local Body Shops